POWER OF ATTORNEY

        With Respect to the Allstate Life Insurance Company of New York
                       Registration Statement on Form S-3


     Know all men by these presents that Thomas J. Wilson, II, whose signature appears below, constitutes and appoints Michael J. Velotta, his attorney-in fact, with power of substitution, and him in any and all capacities, to sign any registration statements and amendments thereto for Allstate Life Insurance Company of New York and related Contracts and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



                                   Date:  April 24, 2000




                                   /s/ THOMAS J. WILSON, II
                                   ------------------------
                                   Thomas J. Wilson, II
                                   President and Director